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                                                                     EXHIBIT 21


NAHC of Missouri, Inc.

NAHC of Texas, Inc.

NAAC of Tennessee, Inc.

NAHCII of Texas, Inc.

NAHC of Iowa, Inc.

NAHC of Wyoming, Inc.

NAHC of Oregon, Inc.

NAHC II of Oregon, Inc.

NAHC Company, Inc.

NAHC Financial, Inc.

NAHC OF Washington, Inc.